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Exhibit 10.29

THIRD AMENDMENT TO
AMENDED AND RESTATED
MEMORANDUM OF UNDERSTANDING
AND STOCK OPTION AGREEMENT

Effective as of November 6, 2001

        1.    General.    Reference is made to that certain Amended and Restated Memorandum of Understanding and Stock Option Agreement dated as of December 30, 1996, as amended by the Amendment and Consent thereto effective as of November 9, 1998 and the Second Amendment thereto effective as of September 5, 2001 (as amended, the "Stock Option"). Capitalized but undefined terms shall have the meanings provided in the Stock Option. Section 15 of the Stock Option provides that it may be amended at any time by the written agreement and consent of each of the Funds and by the members of Management holding not less than 66 2/3% of the unexercised Options and each of such persons is identified on the signature pages to this agreement.

        2.    Amendment.    The final paragraph of Section 2 of the Stock Option is hereby restated in its entirety as follows:

  "Each such Option shall be exercisable upon the first to occur of (i) receipt of the approval, if any, required under the Stockholders Agreement (as defined) as contemplated by Section 10 or (ii) a Qualified Public Offering (as defined in the Stockholders Agreement) and shall be exercisable at any time and from time to time thereafter through and including 5:00 p.m., Los Angeles time, on December 31, 2003 (the "Expiration Date"); provided, however, that to the extent that a member of Management holding Options to purchase less than 1,000 Units (equivalent to 9,182 shares of Common Stock) exercises Options under this Agreement, such member of Management shall exercise all of his or her Options under this Agreement in a single transaction. Options shall be exercised by any member of Management with respect to the Options set forth next to his or her name on Exhibit A through delivery of the relevant Exercise Price in cash and written notice of exercise to the Funds pursuant to the procedures provided in Section 14 (the "Exercise Notice"). The Exercise Notice shall indicate the time and place of the closing of the exercise, which time and place shall be reasonably acceptable to the Funds. Such notice shall be irrevocable, except that closing may be conditioned upon the consummation of a related public offering or a sale of the Company, in which event such exercise shall be deemed not to be effective if such public offering or sale of the Company is not consummated."

        3.    Miscellaneous.    Except for the restatement of the final paragraph of Section 2 as provided herein, the Stock Option remains in full force and effect. The miscellaneous provisions contained in Section 16, 17, 19, 20 and 22 shall apply to this Third Amendment to Amended and Restated Memorandum of Understanding and Stock Option Agreement.

(Signature Page Follows)

        IN WITNESS WHEREOF, the undersigned have duly executed this Third Amendment to Amended and Restated Memorandum of Understanding and Stock Option Agreement as required by Section 15 of the Stock Option, effective as of the first date set forth above.

/s/ Larry Thomas Larry Thomas
/s/ Marty Albertson Marty Albertson
J.P. MORGAN PARTNERS (SBIC), LLC
/s/ David L. Ferguson By: David L. Ferguson Its: Managing Director
WELLS FARGO SMALL BUSINESS INVESTMENT COMPANY, INC.
/s/ Steven W. Burge By: Steven W. Burge Its: Managing Director
WESTON PRESIDIO CAPITAL II, L.P.
By:	WESTON PRESIDIO CAPITAL MANAGEMENT II, L.P.
Its:	General Partner
/s/ Michael P. Lazarus By: Michael P. Lazarus Its: General Partner

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  Exhibit 10.29
THIRD AMENDMENT TO AMENDED AND RESTATED MEMORANDUM OF UNDERSTANDING AND STOCK OPTION AGREEMENT